UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 2, 2024, Coherus BioSciences, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between the Company and Intas Pharmaceuticals Ltd., a limited company incorporated in India (“Intas”). Pursuant to the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Company has agreed to divest its UDENYCA® (pegfilgrastim-cbqv) franchise to Intas (the “Transaction”).

In connection with the Transaction, the Company held a Special Meeting of Stockholders (the “Special Meeting”) on March 11, 2025 virtually via the Internet. At the close of business on January 27, 2025, the record date, there were 115,890,186 shares of the Company’s common stock outstanding with each such share being entitled to one vote per share.

At the Special Meeting, 72,579,487 shares of the Company’s common stock were voted in person or by proxy for the proposal set forth below, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on January 28, 2025.

Proposal 1. Approval of this proposal requires the affirmative vote of a majority of the voting power of all issued and outstanding common stock entitled to vote at the Special Meeting, or 57,945,094 votes FOR the proposal. The Company’s stockholders approved the Transaction, the Asset Purchase Agreement and the other transactions and ancillary documents contemplated by the Asset Purchase Agreement.

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
70,989,067	968,989	621,431	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2025	COHERUS BIOSCIENCES, INC.

	By:	/s/ Dennis M. Lanfear
	Name:	Dennis M. Lanfear
	Title:	Chief Executive Officer